UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

ARTIO GLOBAL INVESTORS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Important Communication Regarding Artio Global Investors
Additional Facts

1.	Q: What was the rationale for the transaction?
A: With the decline in our assets under management over the last couple of years, we felt that there would be significant benefit in partnering with an organization like Aberdeen, which has vast financial strength and a global footprint of analytical resources.

2.	Q: What is the purchase price?
A: Aberdeen has agreed to acquire Artio Global for $2.75 in cash per share. The price represents a premium of approximately 34% over the closing price of Artio Global’s common stock as of February 13, 2013, and a premium of approximately 37% over the average closing price of Artio Global’s common stock during the 30 trading days ending February 13, 2013.

3.	Q: Can you provide some background on Aberdeen?
A: Aberdeen is a FTSE 100 company listed on the London Stock Exchange with 31 offices in 23 countries. The firm was founded in 1983 and as of December 31, 2012 had over $314 billion in assets under management including $55.9 billion for North American clients. They offer equity and fixed income as well as property and tailored solutions. Similar to Artio Global, they follow a predominantly long-only approach and have a bottom-up investment process. Aberdeen Asset Management Inc. is the US registered investment advisor which currently offers 23 open-end funds.

4.	Q: When is the transaction expected to close?
A: The transaction is currently expected to close by the end of the second quarter or early in the third quarter of 2013, but is subject to customary closing conditions.

5.	Q: Are there any risks to the transaction not being completed?
A: The transaction is subject to customary closing conditions, including US antitrust approval, approval of a majority of Artio Global shareholders and approval of certain Artio Global mutual fund shareholders.

6.	Q: What will happen to the Artio Global named executive officers?
A: At the close of the transaction, it is currently expected that none of Artio’s named executive officers will transfer to Aberdeen.

7.	Q: What investment teams are moving?
A: Upon closing of the transaction, Artio Global’s High Grade (Total Return Bond) and High Yield teams will form a core part of Aberdeen’s fixed-income capabilities, enhancing its depth of resources. The International Equity and Global Equity teams are expected to remain at Artio until the closing date, at which time Aberdeen will assume management responsibilities for International Equity and Global Equity, subject to client consent.

8.	Q: What happens between now and the acquisition?
A:Until this transaction is completed, there will be no change from an investment management or organizational perspective. Before the completion of the transaction, we will proceed with the various consent processes for our separate accounts, institutional commingled funds and registered mutual funds.

9.	Q: Tell me about Aberdeen’s existing equity and fixed income investment teams?
A: Aberdeen’s mainstream equity process dates from the early 1990s. They employ over 100 equity investment professionals globally. They are active managers with a long-term focus and apply proprietary research in their investment decisions. Aberdeen follows a team approach from the company visits and analysis they carry out regionally through to portfolio construction.

Aberdeen is also an active manager in the fixed income strategies they offer. Their team of approximately 130 fixed income investment professionals operates globally as independent product teams with their investment universes being as unconstrained as possible.

10.	Q: Will mutual fund names/ticker symbols/CUSIPs change?
A: Once the transaction is complete, mutual fund names and CUSIPs will change. It has yet to be determined if ticker symbols will change. When this information has been finalized, it will be communicated to you.

11.	Q: Who should I contact if I have questions?
A: If you have additional questions, please feel free to contact your individual client service representative. Bear in mind that there is a limited amount of publicly available information that can be offered at this time. However, as more details of the transaction are made available, your client service representative will be in contact.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC:

In connection with the proposed merger, Artio Global will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  In addition, investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Artio Global’s Website at www.artioglobal.com or by contacting Artio Global’s investor relations department by phone at 212-297-3891 or by e-mail at ir@artioglobal.com

Artio Global and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Artio Global’s shareholders with respect to the merger. Information about Artio Global’s directors and executive officers and their ownership of Artio Global’s common stock is set forth in the proxy statement for Artio Global’s 2012 Annual Meeting of Shareholders, which was filed with the SEC on March 19, 2012, Artio Global’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 29, 2012, and Artio Global’s Current Reports on Form 8-K filed on May 14, 2012, October 30, 2012, December 14, 2012, January 9, 2013 and January 30, 2013. Shareholders and investors may obtain additional information regarding the interests of Artio Global and its directors and executive officers in the merger, which may be different than those of Artio Global’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

FORWARD LOOKING STATEMENTS:
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this document, the words “believe”, “anticipate”, “intend”, “estimate”, “project”, “should”, “would”, “anticipate”, “plan”, “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that may cause the actual results to be materially different from those reflected in such forward- looking statements, including but not limited to: legal or regulatory proceedings or other matters that affect the timing or ability to complete the proposed merger as contemplated or affect the satisfaction of the conditions precedent to consummation of the proposed merger; the possibility of disruption to our business from the proposed merger including increased costs and diversion of management time and resources, making it more difficult to maintain business and operational relationships, including relationships with clients; the inability to retain key personnel in advance of completion of the proposed merger; contractual risks including termination of client contracts or non-performance of vendor contracts; developments beyond the companies’ control, including but not limited to changes in domestic or global economic conditions; the risk that the proposed merger is not completed; and other financial, operational and legal risks and uncertainties detailed from time to time in Artio Global’s cautionary statements in its filings with the SEC, such as Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this document.  Artio Global does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document. For more information, see Artio Global’s filings with the SEC.